UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ___________________


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: December 21, 2017
      (Date of earliest reported event): (November 28, 2017)

                             NEWGIOCO GROUP, INC.
            (Exact name of registrant as specified in its charter)

   DELAWARE                     000 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                    130 Adelaide Street West, Suite 701
                      Toronto, Ontario M5H 2K4, Canada
                  (Address of principal executive offices)

                              +39 391 306 4134
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))














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ITEM 8.01  OTHER EVENTS

As previously reported in the Current Report on Form 8-K filed with the SEC on December 12, 2017, Newgioco Group, Inc. (the "Company") filed articles of amendment to the Company's Articles of Incorporation with the State of Delaware Division of Corporations to effect a forward split of the Company's issued and outstanding shares on a basis of two (2) new shares for one (1) old share (the "Forward Split") in the form of a 100% stock dividend. Consequently, once affected, our issued and outstanding common stock would increase from 38,014,373 shares to 76,028,746, with a par value of $0.0001 per share.

On December 18, 2013, the Financial Industry Regulatory Authority (FINRA) notified the Company that it had approved the Forward Split which would appear on its Daily List December 19, 2017 with a payment date of the new shares on December 20, 2017. The Forward Split became effective with the Over-the-Counter Bulletin Board at the opening of trading on December 21, 2017 under the symbol "NWGID". The "D" will be placed on our ticker symbol for twenty (20) business days. After twenty (20) business days, our symbol will revert back to the original symbol NWGI.

Item 9.01 Financial Statements and Exhibits

Number     Exhibit Description
3.3 Amended Articles of Incorporation filed with the State of Delaware Division of Corporations on December 12, 2017


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  December 21, 2017.                NEWGIOCO GROUP, INC.


                                     By:  /s/ MICHELE CIAVARELLA, B.Sc.
                                         ------------------------------
                                          MICHELE CIAVARELLA
                                          Chairman of the Board
                                          Chief Executive Officer